UNANIMOUS WRITTEN CONSENT
IN LIEU OF A MEETING
OF THE BOARD OF DIRECTORS OF
TRANQUILITY, INC

June 18, 2012

THE UNDERSIGNED, being all of the directors of Tranquility, Inc., a Delaware corporation (the "Corporation"), do hereby consent, pursuant to Section 141 of the Delaware General Corporation Law (the "DGCA") to: (i) waive any notice required with respect to the holding of a special meeting of the Board of Directors (the "Board"); (ii) consent in writing to, and otherwise take, ratify and approve, the following actions without a meeting; and (iii) to direct that this unanimous consent be filed by the Corporation's secretary with the minutes of proceedings of the Corporation:

WHEREAS, Jose Acevedo has tendered his resignation as an officer and director of the Corporation, and Dominick Pope is the sole remaining officer and director of the Corporation; and

WHEREAS, pursuant to Section 223 of the DGCA and Article Three, Section 2 of the Corporation's Bylaws, the remaining members of the Board are authorized to appoint directors to fill vacancies in the Board; and

WHEREAS, Dominick Pope, as the sole remaining member of the Board believes it is advisable and in the best interests of the Corporation to appoint Amy Roy Haeger as a director of the Corporation to fill the vacancy created by the resignation of Jose Acevedo; and

WHEREAS, the Board desires to adopt the following resolutions in order to further effectuate the intent and purposes of the contemplated corporate actions set forth herein, and provide for the continuation of the business and operations of the Corporation and authorize the Corporation to perform various obligations of the Corporation.

NOW THEREFORE, BE IT HEREBY:

APPOINTMENT OF DIRECTOR

RESOLVED, that the Board hereby appoints Amy Roy Haeger as a director of the Corporation to fill the vacancy created by the resignation of Jose Acevedo, and it is further

GENERAL AUTHORIZING RESOLUTIONS

RESOLVED, that each of the officers of the Corporation be, and hereby is, authorized, empowered and directed for and on behalf of the Corporation to take (or cause to be taken) any and all action, to execute, file and deliver (or cause to be executed, filed or delivered) any and all documents, certificates, instructions, requests or other instruments, and to do any and all things which such officers may deem necessary, proper, convenient or desirable in order to carry out and effectuate the intent and purposes of each of the foregoing resolutions, and that all action taken (or caused to be taken) by the officers of the Corporation prior to the date of these resolutions, in connection with the actions contemplated by the foregoing resolutions adopted the date hereof or otherwise, be, and thereby hereby are, confirmed, ratified and approved in all respects; and it is further

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RESOLVED, that any and all actions heretofore taken by the officers of the Corporation with respect to and in contemplation of the foregoing resolutions are hereby ratified, approved, authorized and confirmed; and it is further

RESOLVED, that any specific resolutions required for the purpose of carrying out these resolutions are hereby deemed adopted and may be certified as having been adopted by the directors as of the date hereof, and the secretary of the Corporation is hereby directed to insert a copy of such resolutions into the records of this meeting.

IN WITNESS WHEREOF, the undersigned Director of the Corporation, being the sole remaining Director of Tranquility, Inc., has executed this Consent as of the date first set forth above..

Dominick Pope

Dominick Pope, Director

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Board of Directors
Tranquility, Inc.

I hereby tender my resignation as an officer and director of Tranquility, Inc., a Delaware corporation, effective immediately.

Jose Acevedo

Effective Date: June 18, 2012